                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM 8-K

                              ------------------

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 8, 1995
                                                 ----------------------


                             HARTMARX CORPORATION
            (Exact name of registrant as specified in its charter)



     Delaware                   1-8501                   36-3217140
     --------                   ------                   ----------
 (State or other              (Commission             (I.R.S. Employer
 jurisdiction of              file number)           Identification No.)
 incorporation or
 organization)


101 North Wacker Drive, Chicago, Illinois                   60606
 (Address of Principal Executive Offices)                 (Zip Code)


    Registrant's Telephone Number, including area code:  312 372-6300
                                                       ----------------

                                Not Applicable
- -------------------------------------------------------------------------------
          (Former name or former address, if changed since last year)



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Item 5.          Other Events


     Pursuant to a Stock Purchase Agreement, dated as of May 8, 1995 (the "Purchase Agreement"), Hartmarx Corporation (the "Company") agreed to sell to Kupp Acquisition Corp., a Delaware corporation (the "Purchaser"), all of the outstanding shares of common stock, no par value per share (the "Shares"), of Kuppenheimer Manufacturing Company, Inc., an Ohio corporation ("Kuppenheimer"), and certain real property located in Georgia (the "Property") in consideration for $12 million in cash and a promissory note of Kuppenheimer, in the principal amount of $2.5 million, due and payable in semi-annual installments through September 1, 2007, guaranteed by Purchaser and secured by one of Kuppenheimer's manufacturing plants. The Purchase Agreement also provides that the Company (or an affiliate of the Company) will lease to Kuppenheimer, certain real property located in Ohio and Georgia for aggregate lease payments of approximately $2 million over the next four years, after which the property so leased will be transferred to the Purchaser. The Company expects the sale of the Shares and the Property to result in a charge against equity of approximately $18 million.

     The consummation of the transaction contemplated by the Purchase Agreement is subject to certain conditions, including Purchaser having obtained financing for the acquisition of the Shares. A copy of the Company's press release, dated May 9, 1995, relating to the Purchase Agreement is attached hereto as Exhibit 20.


Item 7.          Exhibits


                 (c)   Exhibits

                 Exhibit Number
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                       20             Press Release, dated May 9, 1995











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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois.

Dated: May 15, 1995


                                                 HARTMARX CORPORATION


                                             By: /s/ Wallace L. Rueckel
                                                --------------------------
                                                     Wallace L. Rueckel,
                                                  Executive Vice President,
                                                   Chief Financial Officer

















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                                 EXHIBIT INDEX

                                                              Sequentially
Exhibit Number                   Description                  Numbered Page
- --------------                   -----------                  -------------

      20                         Press Release,                      5
                                 dated May 9, 1995